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                                                                 Exhibit 10.12


                            ASSET TRANSFER AGREEMENT


     This AGREEMENT is dated as of February 27, 1995 by and between Thermo Separation Products Inc. ("TSP"), a Delaware corporation, and Thermo BioAnalysis Corporation ("TBA"), a Delaware corporation.

     WHEREAS, TSP desires and intends to divest itself of certain personal property and assets, tangible and intangible, used exclusively in connection with or related exclusively to its capillary electrophoresis product line (the "CE Business") by contributing the CE Business to TBA; and

     WHEREAS, TBA desires to continue the CE Business and to assume its liabilities;

     NOW, THEREFORE, in consideration of the premises and mutual promises and agreements set forth herein, the parties hereto hereby agree as follows:

     1. TRANSFER OF ASSETS TO TBA. TSP hereby assigns, transfers, conveys, and delivers to TBA property, assets and rights identified on Schedule A hereto (the "Assets"). TSP will convey to TBA, as of the date hereof, the Assets to be conveyed, assigned, transferred and delivered to TBA in accordance with this Agreement, without further consideration, by appropriate instruments of transfer, bills of sale and deeds in such form as may reasonably be requested by counsel to TBA.

     2. RETENTION OF CERTAIN ASSETS. Notwithstanding any provision of this Agreement to the contrary, TSP does not assign, transfer or convey to TBA any right, title or interest in or to any of the assets identified on Schedule B hereto.

     3. ASSUMPTION OF LIABILITIES. From and after the date hereof, TBA shall assume any and all liabilities, commitments and obligations of TSP incurred in connection with the CE Business.

     4. CONTINUING AGREEMENTS BY TBA AND TSP. TBA and TSP agree that following the date hereof, they will take the following action:

          (a) TRADE SECRETS. TSP shall hold in confidence and use its best efforts to have all employees, officers, directors and personnel who continue to have a business relationship with TSP after the date hereof, for so long as they continue to have such a relationship, hold in confidence all knowledge or information of a secret or confidential nature with respect to the CE Business and not disclose, publish or make use of same without the consent of TBA, except to the extent that the same shall have become public knowledge other than by breach of this Agreement by TSP. TSP agrees that the remedy



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     at law for any breach of this provision shall be inadequate and that TBA shall be entitled to injunctive relief in addition to any other remedy it might have.

          (b)   CONSENT TO ASSIGNMENT. TSP will use its best efforts to obtain
     (i) any required consent of other parties to the assignment of any material contract assigned to TBA hereunder, and (ii) the consent of the lessor to any assignment requested by TBA of any material equipment currently leased and used in connection with the CE Business.

          (c) FURTHER ASSURANCES. Each party hereby agrees that at any time, and from time to time after the date hereof, upon the reasonable request of the other party, it will perform, execute, acknowledge and deliver all such further acts, deeds, assignments, conveyances, instruments or powers of attorney as may be necessary or appropriate to carry out the provisions of this Agreement.

     5. TSP'S REPRESENTATIONS AND WARRANTIES. TSP represents and warrants that:

          (a) ORGANIZATION AND STANDING. TSP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) APPROVAL OF TRANSACTIONS. TSP has obtained all necessary corporate authorizations and approvals, and has taken all actions required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          (c) TITLE TO THE ASSETS. TSP is the true and lawful owner of, and has good and marketable title to, the Assets free and clear of all liens, mortgages, leases, conditional sales agreements, title retention agreements, restrictions against transfer or assignment or any other encumbrance. Upon consummation of the transfer of the Assets by TSP to TBA, TBA will be the lawful owner of, and have marketable title to, the Assets, free and clear of all liens, mortgages, or other encumbrances.

          (d) NO LITIGATION. TSP is not engaged in, or to the knowledge of TSP's management, threatened with any material legal action or other proceeding relating to the CE Business before any court, administrative agency, governmental department or arbitrator.

          (e) COMPLIANCE WITH CONTRACTS. To the best knowledge of TSP's management, TSP is in compliance in all material respects with all unwaived terms and provisions of all material contracts, commitments and engagements in connection with the CE Business entered into in the ordinary course of business prior to or on the date hereof; and the same are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto, enforceable in accordance with their terms except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights, and have not been assigned or encumbered by TSP. TSP has performed, in all material respects, obligations required to be performed



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     by it in connection with the businesses of the CE Business under all such material contracts, commitments and engagements to date and is not in default in any material respect under any of said contracts, commitments and engagements.

          (f) NO CONFLICT. Neither the execution nor delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor the fulfillment of or compliance with the terms and provisions hereof will, to the best of TSP's knowledge, (i) violate any current provisions of law, administrative regulation, or court decree applicable to TSP or the CE Business or (ii) conflict with or result in a breach of any of the terms, conditions or provisions of or constitute default under any agreement or instrument to which TSP is a party or by which it is bound.

     6.   TBA'S REPRESENTATIONS AND WARRANTIES.

          (a) ORGANIZATION AND STANDING. TBA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) APPROVAL OF TRANSACTIONS. TBA has obtained all necessary corporate authorizations and approvals, and has taken all actions required for the executions and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     7. TRANSFER AND SALES TAX. Notwithstanding any provisions of law to the contrary, TBA shall be responsible for and shall pay (a) all sales and transfer taxes, and (b) all governmental charges, if any, upon the sale or transfer of any of the Assets.

     8. EFFECTIVE DATE. The transfer of the CE Business TSP to TBA shall be deemed to be effective as of the date first above written, for all purposes, including federal income taxes and accounting.

     9. CAPTIONS. The captions and headings to the various sections, paragraphs and exhibits of this Agreement are for convenience of reference only and shall not affect or control the meaning or interpretation of any of the provisions of this Agreement.

     10. INTEGRATION. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein.

     11. NOTICE OF COMMUNICATION. Any notice or other communication shall be in writing and shall be personally delivered, or sent by overnight or second day courier or by first class mail, return receipt requested, to the party to whom such notice or other communication is to be given or made at such party's address set forth below, or to such other address as such party shall designate by written notice to the other party as follows:

     If to TSP:



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          Thermo Separation Products Inc.
          3661 Interstate Park Road, North
          P. O. Box 10235
          Riviera Beach, Florida 33419-0235

     With a copy to:

          Thermo Electron Corporation
          81 Wyman Street
          Waltham, Massachusetts 02254
          Attention:  General Counsel

     If to TBA:

          Thermo BioAnalysis Corporation
          504 Airport Road
          Santa Fe, New Mexico 87504-2108

     With a copy to:

          Thermo Electron Corporation
          81 Wyman Street
          Waltham, Massachusetts 02254
          Attention:  General Counsel

provided that any notice of change of address, and any notice or other communication given otherwise than as specified above shall be effective only upon receipt; and further that any presumption of receipt by the addressee shall be inoperable during the period of any interruption in Postal Service.

     12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by TSP or TBA in this Agreement shall survive the execution and delivery of this Agreement.

     13. GOVERNING LAW; ASSIGNMENT. This Agreement is to be construed, interpreted, applied and governed in all respects in accordance with the laws of the State of Delaware, without regard to its conflict of laws provisions, is to take effect as a sealed instrument, is binding upon and inures to the benefit of the parties hereto and their respect successors and assigns and may be canceled, modified or amended only by a written instrument executed by TSP and TBA. No party hereto may assign its rights hereunder without prior written consent of the other party.



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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written


THERMO BIOANALYSIS CORPORATION                  THERMO SEPARATION PRODUCTS INC.


By:    /s/ Barry S. Howe                        By:    /s/ Barry S. Howe
       -------------------------                       -------------------------

Title: President                                Title: President



Address:  504 Airport Road                 Address:  3661 Interstate Park Road,
          Santa Fe, NM 87504-2108                    North
                                                     P.O. Box 10235
                                                     Riviera Beach
                                                     Florida 33419-0235













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                                   Schedule A

                               Transferred Assets
                               ------------------

I. The following patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility, model, certificate of invention and design patents, patent application, registrations and applications for registrations:


        Number          Title
        ------          -----
        5,037,523       Air Cooled Cartridge for Capillary Electrophoresis
        5,066,382       Thermal Control for Capillary Electrophoresis Apparatus
        5,021,646       Remote Optical Path for Capillary Electrophoresis Instrument
        5,047,134       Buffer Gradient & Temperature Gradient Capillary Electrophoresis
        5,053,115       Automated Neutral Marker for Capillary Electrophoresis


II. All trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof used exclusively in the CE Business, including without limitation, the trademark "SpectraPHORESIS"

III. All copyrights and registrations and applications for registration thereof, mask works and registrations and applications for registration thereof, computer software, date and documentation, trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, other proprietary rights relating to any of the foregoing (including without limitation remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions) and copies and tangible embodiments thereof that, in each case, pertain exclusively to, or which are related exclusively to, the CE Business

IV. All books, records, accounts, ledgers, files, documents, correspondence, lists (customer or otherwise), product and sales literature, drawings or specifications, employment records, manufacturing and technical manuals, advertising and promotional materials, studies, reports and other printed or written materials that, in each case, pertain exclusively to, or which are related exclusively to, the CE Business

V. All claims and defenses relating to any of the foregoing or to the liabilities assumed by TBA pursuant to Section 3 of the Agreement.




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                                   Schedule B

                                Retained Assets
                                ---------------

I. The following patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility, model, certificate of invention and design patents, patent application, registrations and applications for registrations:

        Number          Title
        ------          -----

        4,989,965       Collet Mounting for an Optical Element
        5,037,199       Ball Lens Micro-Cell

II. All cash and all trade and other accounts receivable and notes receivable, whether or not related to the CE Business

III. All inventories of raw materials, work in process, finished goods, supplies, packaging materials, spare parts and similar items, whether or not related to the CE Business

IV. All machinery, equipment, tools and tooling, furniture, fixtures, leasehold improvements and motor vehicles, whether or not related to the CE Business

V. All real property, leaseholds and subleaseholds in real property, and easements, rights-of-way and other appurtenants thereto, whether or not related to the CE Business

VI. All rights under contracts, agreements or instruments, whether or not related to the CE Business

VII. All claims, prepayments, refunds, causes of action, choses in actions, rights of recovery, rights of setoff and rights of recoupment, including all rights under warranties, whether or not related to the CE Business

VIII. All permits, licenses, registrations, certificates, franchises, variances and other similar rights, whether or not related to the CE Business











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